Exhibit 10.8

Agreement

In order to facilitate an orderly foreclosure and transfer of substantially all of the assets of Cargo Connection Logistics Holding, Inc. (“Cargo Connection”) and its subsidiaries, as agreed to in the Strict Foreclosure and Transfer of Assets Agreement (“Agreement”), dated May 13, 2008, between the parties, to Pacer Health Corporation (“Pacer”) and/or its subsidiaries, the parties agree as follows:

1.            Cargo Connection will cooperate with Pacer in obtaining, by transfer or application, all of the necessary licensing and permits required to continue the ongoing operations of Cargo Connection Logistics Corp., and will maintain and preserve the assets of Cargo Connection Logistics Corp., to the best of their ability, until such time as approval and consummation can be effected.

2.            The parties agree that the law office of Seaton & Husk will be retained and paid by Pacer to facilitate these transactions.

3.            The undersigned represent that they are licensed and authorized by their respective corporations to enter this agreement.

PACER HEALTH CORP.	CARGO CONNECTION LOGISTICS HOLDING, INC.

/s/ Tina Vidal	/s/ Scott Goodman, CEO
Tina Vidal,	Scott Goodman
Chief Operating Officer
Non-Medical Division	CEO